Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	February 28, 2007
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

2006 FOURTH QUARTER AND FULL YEAR EARNINGS AND 2007 GUIDANCE

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income was $34.2 million, or $.63 per diluted share, during the fourth quarter of 2006 as compared to $12.3 million, or $.23 per diluted share, during the comparable prior year quarter. Reported net income was $259.5 million, or $4.56 per diluted share, during the twelve months ended December 31, 2006 as compared to $240.8 million, or $4.00 per diluted share, during 2005.

Reported income from continuing operations was $34.2 million, or $.63 per diluted share, during the fourth quarter of 2006 as compared to $9.0 million, or $.17 per diluted share, during the fourth quarter of 2005. Reported income from continuing operations was $259.6 million, or $4.57 per diluted share, during the twelve-month period ended December 31, 2006 as compared to $109.8 million, or $1.91 per diluted share, during 2005.

As indicated on the attached Schedules of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedules”), our income from continuing operations and net income, for the three and/or twelve-month periods ended December 31, 2006 and 2005, include various items such as: (i) hurricane related expenses, net of minority interests and income taxes; (ii) hurricane related insurance recoveries, net of minority interests and income taxes; (iii) retroactive effect of supplemental reimbursements earned in certain states and contractual settlements, net of income taxes; (iv) a reserve recorded in connection with a lawsuit; (v) a charge incurred to record the aggregate present value of the future funding of a portion of a gift to The College of William & Mary (“William & Mary Funding”) on behalf of our Chairman of the Board of Directors, Chief Executive Officer and President; (vi) favorable income tax adjustment to reduce reserves due to the expiration of statute of limitations in a foreign jurisdiction, and; (vii) gains on divestitures, net of income taxes (included in net income for the three and twelve-month periods ended December 31, 2005).

After adjusting for the items discussed above applicable to each period presented, as indicated on the attached Supplemental Schedules, our adjusted net income during the three-month period ended December 31, 2006 was $32.4 million, or $.60 per diluted share, as compared to $27.2 million, or $.50 per diluted share, during the fourth quarter of

2005. Our adjusted net income during the twelve-month period ended December 31, 2006 was $157.3 million, or $2.79 per diluted share, as compared to $154.8 million, or $2.62 per diluted share, during the comparable prior year twelve-month period.

Our adjusted income from continuing operations during the three-month period ended December 31, 2006 was $32.4 million, or $.60 per diluted share, as compared to $24.8 million, or $.45 per diluted share, during the three-month period ended December 31, 2005. Our adjusted income from continuing operations during the twelve-month period ended December 31, 2006 was $157.5 million, or $2.80 per diluted share, as compared to $151.1 million, or $2.56 per diluted share, during the comparable prior year twelve-month period.

Net revenues increased 10% to $1.07 billion during the fourth quarter of 2006 as compared to $967 million during the fourth quarter of 2005. Net revenues increased 7% to $4.19 billion during the twelve months ended December 31, 2006 as compared to $3.94 billion during the prior year twelve-month period. Impacting our net revenues during 2006 was the loss of revenues generated at our acute care facilities in Louisiana which were damaged and closed since the third quarter of 2005 as a result of Hurricane Katrina. On a combined basis, these facilities generated net revenues of $166 million during the eight months of 2005 prior to closure. Also, on January 1st of this year, we implemented a formal company-wide uninsured discount policy which has had the effect of lowering both net revenues and the provision for doubtful accounts by approximately $15 million and $61 million during the three and twelve-month periods ended December 31, 2006, respectively. The implementation of this uninsured discount policy did not have a significant impact on our 2006 net income.

Our consolidated operating margin, as calculated on the attached Supplemental Schedules, was 12.3% and 12.2% during the three-month periods ended December 31, 2006 and 2005, respectively. Our consolidated operating margin was 13.1% and 13.5% during the twelve-month periods ended December 31, 2006 and 2005, respectively.

At our acute care hospitals owned during both periods (“same facility basis”), inpatient admissions increased 2.4% and patient days increased 5.3% during the fourth quarter of 2006 as compared to the comparable 2005 quarter. The operating margin at our acute care hospitals owned during both periods remained unchanged at 12.1% during each of the fourth quarters of 2006 and 2005. On a same facility basis, inpatient admissions increased 1.7% and patient days increased 3.1% during the twelve-month period ended December 31, 2006 as compared to 2005. The operating margin at these acute care hospitals decreased to 13.4% during the twelve months ended December 31, 2006 as compared to 13.8% during the twelve months ended December 31, 2005. Since our acute care facilities located in Louisiana have been closed since the third quarter of 2005, the inpatient statistics for those facilities have been excluded from 2005.

On a same facility basis, inpatient admissions at our behavioral health facilities increased 3.7% and patient days increased 1.4% during the fourth quarter of 2006 as compared to the comparable 2005 quarter. The operating margin at these behavioral health facilities increased to 23.5% during the fourth quarter of 2006 from 19.7% during the comparable quarter of the prior year. On a same facility basis, inpatient admissions at our behavioral health facilities increased 3.7% and patient days increased 1.7% during the twelve-month period ended December 31, 2006 as compared to 2005. The operating margin at these behavioral health facilities increased to 25.0% during the twelve months ended December 31, 2006 as compared to 22.8% during 2005.

Our provision for doubtful accounts as a percentage of net revenues was 8.3% and 9.0% during the three-month periods ended December 31, 2006 and 2005, respectively, and 8.3% and 9.4% during the twelve-month periods ended December 31, 2006 and 2005, respectively. Exclusive of the impact of the uninsured discount implemented at the beginning of this year, as a percentage of net revenues, the provision for doubtful accounts would have been 9.6% during each of the three and twelve-month periods ended December 31, 2006.

Effective July 1, 2006, the pharmacy services for our acute care facilities were brought in-house from an outsourced vendor and as a result of this change, during the three and twelve-month periods ended December 31, 2006, we experienced an increase in our supplies expense and salaries, wages and benefits expense and a decrease in our other operating expenses. The transition of our pharmacy services did not have a significant impact on our operating margin or net income during 2006.

During the fourth quarter of 2006, we used $80.8 million of cash flow in operating activities while during the fourth quarter of 2005 net cash provided by operating activities was $69.0 million. The $149.8 million unfavorable change resulted primarily from the payment of $168.1 million of income taxes during the fourth quarter of 2006 (as compared to $500,000 during the fourth quarter of 2005), approximately $95.0 million of which, as previously disclosed, was deferred pursuant to an Internal Revenue Service postponement granted to companies that owned businesses in the parishes of Louisiana that were most severely impacted by Hurricane Katrina. Also contributing to the unfavorable change in net cash provided by operating activities during the fourth quarter of 2006, as compared to the comparable quarter of the prior year, was an unfavorable change of $29.7 million in accounts receivable. The unfavorable change in accounts receivable related primarily to revenues earned during the fourth quarter of 2006 in connection with supplemental programs in which our acute care hospitals located in Texas participate. The majority of these revenues are scheduled to be paid to us prior to June 30, 2007.

During the fourth quarter of 2006, we spent $108.1 million on capital expenditures including additional costs related to the construction of a new 170-bed acute care hospital located in Las Vegas, Nevada, which is scheduled to be completed and opened during the fourth quarter of 2007, and a new 171-bed acute care hospital located in Palmdale, California, which is scheduled to be completed and opened during the fourth quarter of 2008. Also during the fourth quarter of 2006, we repurchased 2.34 million shares of our Class B Common Stock for an aggregate repurchase price of $130.0 million.

During 2007, based upon current trends and subject to the provisions set forth below, we estimate that we will achieve earnings per diluted share from continuing operations of approximately $3.00 to $3.05 on projected net revenues of $4.78 billion.

We will hold a conference call for investors and analysts at 9:00 a.m. Eastern Time on March 1, 2007. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on March 1, 2007 and will continue through midnight on March 8, 2007. The recording can be accessed by calling 1-800-642-1687 and entering the conference ID number 7407164.

This call will also be available live over the internet at our web site at www.uhsinc.com. It will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at http://www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2006), may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted income from continuing operations, adjusted income from continuing operations per diluted share, adjusted net income, adjusted net income per diluted share, adjusted operating income and adjusted operating margin, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, reserves for lawsuits, hurricane-related expenses and insurance recoveries, the William & Mary Funding, and other amounts reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this Report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2006. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2006	2005	2006	2005
Net revenues	$1,065,881	$967,175	$4,191,300	$3,935,480

Operating charges:
Salaries, wages and benefits	461,500	415,821	1,797,587	1,625,996
Other operating expenses	228,026	226,127	936,958	921,118
Supplies expense	156,431	120,212	556,702	489,999
Provision for doubtful accounts	88,940	87,438	349,030	368,058
Depreciation and amortization	43,334	39,242	163,694	155,478
Lease and rental expense	15,813	15,347	64,060	60,790
Hurricane related expenses, net	(640)	36,133	13,792	165,028
Hurricane insurance recoveries	—	—	(13,792)	(81,709)

	993,404	940,320	3,868,031	3,704,758

Income before interest expense, hurricane insurance recoveries in excess of expenses, minority interests and income taxes	72,477	26,855	323,269	230,722

Interest expense, net	9,196	8,403	32,558	32,933
Hurricane insurance recoveries in excess of expenses	—	—	(167,999)	—
Minority interests in earnings of consolidated entities	8,621	5,786	46,238	25,645

Income before income taxes	54,660	12,666	412,472	172,144
Provision for income taxes	20,458	3,624	152,878	62,301

Income from continuing operations	34,202	9,042	259,594	109,843

(Loss) income from discontinued operations, net of income tax (benefit)/expense (a)	(32)	3,232	(136)	131,002

Net income	$34,170	$12,274	$259,458	$240,845

Basic earnings (loss) per share: (b)
From continuing operations	$0.63	$0.17	$4.76	$1.98
From discontinued operations	—	0.06	—	2.35

Total basic earnings per share	$0.63	$0.23	$4.76	$4.33

Diluted earnings (loss) per share: (b)
From continuing operations	$0.63	$0.17	$4.57	$1.91
From discontinued operations	—	0.06	(0.01)	2.09

Total diluted earnings per share	$0.63	$0.23	$4.56	$4.00

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2006	2005	2006	2005
(a) Calculation of income from discontinued operations, net of income tax:

(Loss) income from operations	$(52)	$747	$(217)	$3,355
Gains on divestitures	—	4,338	—	190,558

(Loss) income from discontinued operations, pre-tax	(52)	5,085	(217)	193,913
Income tax benefit (provision)	20	(1,853)	81	(62,911)

(Loss) income from discontinued operations, net of income tax expense	$(32)	$3,232	$(136)	$131,002

(b) Earnings per share calculation:

Basic:
Income from continuing operations	$34,202	$9,042	$259,594	$109,843
Less: Dividends on unvested restricted stock, net of taxes	(26)	(23)	(89)	(104)

Income from continuing operations—basic	$34,176	$9,019	$259,505	$109,739
(Loss) income from discontinued operations	(32)	3,232	(136)	131,002

Net income—basic	$34,144	$12,251	$259,369	$240,741

Weighted average number of common shares—basic	53,936	54,002	54,557	55,658

Basic earnings (loss) per share:
From continuing operations	$0.63	$0.17	$4.76	$1.98
From discontinued operations	—	0.06	—	2.35

Total basic earnings per share	$0.63	$0.23	$4.76	$4.33

Diluted:
Income from continuing operations	$34,202	$9,042	$259,594	$109,843
Less: Dividends on unvested restricted stock, net of taxes	(26)	(23)	(89)	(104)
Add: Debenture interest, net of taxes	—	—	4,887	9,628

Income from continuing operations—diluted	$34,176	$9,019	$264,392	$119,367
(Loss) income from discontinued operations	(32)	3,232	(136)	131,002

Net income—diluted	$34,144	$12,251	$264,256	$250,369

Weighted average number of common shares	53,936	54,002	54,557	55,658
Add: Shares for conversion of convertible debentures	—	—	3,117	6,577
Other share equivalents	255	222	234	412

Weighted average number of common shares and equiv.—diluted	54,191	54,224	57,908	62,647

Diluted earnings (loss) per share:
From continuing operations	$0.63	$0.17	$4.57	$1.91
From discontinued operations	—	0.06	(0.01)	2.09

Total diluted earnings per share	$0.63	$0.23	$4.56	$4.00

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2006	December 31, 2005
Assets:
Cash and cash equivalents	$14,939	$7,963
Accounts receivable, net	595,009	499,726
Other current assets	118,558	100,609
Property, plant and equipment, net	1,685,085	1,429,653
Other assets	863,451	820,758

Total Assets	$3,277,042	$2,858,709

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$1,938	$5,191
Other current liabilities	500,513	518,979
Other noncurrent liabilities	340,815	289,195
Long-term debt	821,363	637,654
Deferred income taxes	35,888	42,713
Minority interest	174,061	159,879
Stockholders’ equity	1,402,464	1,205,098

Total Liabilities and Stockholders’ Equity	$3,277,042	$2,858,709

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2006	2005
Cash Flows from Operating Activities:
Net income	$259,458	$240,845
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	163,694	163,714
Accretion of discount on convertible debentures	6,364	12,644
Gains on sales of assets and businesses, net of losses	—	(196,393)
Hurricane related expenses	13,792	165,028
Hurricane insurance recoveries accrued	(181,791)	(81,709)
Hurricane insurance recoveries received for operating expenses	43,929	—
Provision for asset impairment	—	3,105
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(93,552)	12,976
Accrued interest	796	1,504
Accrued and deferred income taxes	(111,438)	64,825
Other working capital accounts	18,090	19,893
Other assets and deferred charges	2,524	(5,037)
Payment of hurricane related expenses	(14,889)	(30,733)
Other	15,126	637
Minority interest in earnings of consolidated entities, net of distributions	15,536	3,477
Accrued insurance expense, net of commercial premiums paid	76,456	82,774
Payments made in settlement of self-insurance claims	(44,856)	(32,124)

Net cash provided by operating activities	169,239	425,426

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(341,140)	(241,412)
Proceeds received from sales of assets and businesses	—	401,207
Acquisition of businesses	(81,800)	(280,828)
Hurricane insurance recoveries received	144,571	75,000

Net cash used in investing activities	(278,369)	(46,033)

Cash Flows from Financing Activities:
Additional borrowings	494,353	7,823
Reduction of long-term debt	(34,898)	(157,710)
Repurchase of common shares	(350,372)	(249,055)
Dividends paid	(17,445)	(17,885)
Issuance of common stock	5,637	13,487
Financing costs	(2,020)	(1,215)
Net cash received for termination of derivatives	3,393	—
Capital contributions from minority member	17,458	—

Net cash provided by (used in) financing activities	116,106	(404,555)

Increase (Decrease) in cash and cash equivalents	6,976	(25,162)
Cash and cash equivalents, beginning of period	7,963	33,125

Cash and cash equivalents, end of period	$14,939	$7,963

Supplemental Disclosures of Cash Flow Information:
Interest paid	$35,474	$23,009

Income taxes paid, net of refunds	$263,465	$60,426

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the Three Months Ended December 31, 2006 and 2005

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31, 2006		Three months ended December 31, 2005
Net revenues	$1,065,881	100.0%	$967,175	100.0%

Operating charges:
Salaries, wages and benefits	461,500	43.3%	415,821	43.0%
Other operating expenses	228,026	21.4%	226,127	23.4%
Supplies expense	156,431	14.7%	120,212	12.4%
Provision for doubtful accounts	88,940	8.3%	87,438	9.0%

	934,897	87.7%	849,598	87.8%

Operating income/margin	130,984	12.3%	117,577	12.2%

Lease and rental expense	15,813		15,347
Minority interests in earnings of consolidated entities	8,621		5,786

Earnings before hurricane related expenses, hurricane insurance recoveries, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	106,550		96,444

Hurricane related expenses, net	(640)		36,133
Depreciation and amortization	43,334		39,242
Interest expense, net	9,196		8,403

Income before income taxes	54,660		12,666
Provision for income taxes	20,458		3,624

Income from continuing operations	34,202		9,042
(Loss) income from discontinued operations, net of income taxes	(32)		3,232

Net income	$34,170		$12,274

	Three months ended December 31, 2006		Three months ended December 31, 2005
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$34,202	$0.63	$9,042	$0.17
Plus/minus adjustments:
Hurricane related expenses, net of recoveries, minority interests and income taxes	(233)	—	20,978	0.39
Retroactive effect of supplemental reimbursements earned in certain states and contractual settlements, net of income taxes	(6,280)	(0.12)	—	—
Reserve for lawsuit, net of income taxes	4,704	0.09	—	—
Gain on sale of land, net of income taxes	—	—	(3,711)	(0.07)
Other combined net favorable adjustments			(1,531)	(0.04)

Subtotal after-tax adjustments to income from continuing operations	(1,809)	(0.03)	15,736	0.28

Adjusted income from continuing operations	$32,393	$0.60	$24,778	$0.45

Calculation of Adjusted Net Income
Net income	$34,170	$0.63	$12,274	$0.23
After-tax adjustments to income from continuing operations, as indicated above	(1,809)	(0.03)	15,736	0.28
Gain on divestitures, net of income taxes	—	—	(784)	(0.01)

Adjusted net income	$32,361	$0.60	$27,226	$0.50

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the Twelve Months Ended December 31, 2006 and 2005

(in thousands, except per share amounts)

(unaudited)

	Twelve months ended December 31, 2006		Twelve months ended December 31, 2005
Net revenues	$4,191,300	100.0%	$3,935,480	100.0%

Operating charges:
Salaries, wages and benefits	1,797,587	42.9%	1,625,996	41.3%
Other operating expenses	936,958	22.4%	921,118	23.4%
Supplies expense	556,702	13.3%	489,999	12.5%
Provision for doubtful accounts	349,030	8.3%	368,058	9.4%

	3,640,277	86.9%	3,405,171	86.5%

Operating income/margin	551,023	13.1%	530,309	13.5%

Lease and rental expense	64,060		60,790
Minority interests in earnings of consolidated entities	46,238		25,645

Earnings before hurricane related expenses, hurricane insurance recoveries, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	440,725		443,874

Hurricane related expenses, net	13,792		165,028
Hurricane insurance recoveries	(181,791)		(81,709)
Depreciation and amortization	163,694		155,478
Interest expense, net	32,558		32,933

Income before income taxes	412,472		172,144
Provision for income taxes	152,878		62,301

Income from continuing operations	259,594		109,843
(Loss) income from discontinued operations, net of income taxes	(136)		131,002

Net income	$259,458		$240,845

	Twelve months ended December 31, 2006		Twelve months ended December 31, 2005
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$259,594	$4.57	$109,843	$1.91
Plus/minus adjustments:
Hurricane related expenses, net of minority interests and income taxes	7,572	0.13	99,042	1.58
Hurricane related insurance recoveries, net of minority interests and income taxes	(107,480)	(1.86)	(48,663)	(0.78)
Retroactive effect of supplemental reimbursements earned in certain states and contractual settlements, net of income taxes	(10,059)	(0.18)	(5,225)	(0.08)
William & Mary Funding	4,466	0.08	—	—
Favorable tax reserve adjustment	(2,900)	(0.05)	—	—
Reserve for lawsuit, net of income taxes	6,273	0.11
Gain on sale of land, net of income taxes	—	—	(3,711)	(0.06)
Other combined net favorable adjustments	—	—	(203)	(0.01)

Subtotal after-tax adjustments to income from continuing operations	(102,128)	(1.77)	41,240	0.65

Adjusted income from continuing operations	$157,466	$2.80	$151,083	$2.56

Calculation of Adjusted Net Income
Net income	$259,458	$4.56	$240,845	$4.00
After-tax adjustments to income from continuing operations, as indicated above	(102,128)	(1.77)	41,240	0.65
Gain on divestitures, net of income taxes	—	—	(127,246)	(2.03)

Adjusted net income	$157,330	$2.79	$154,839	$2.62

Universal Health Services, Inc.

Supplemental Statistical Information

(un-audited)

Same Facility:	% Change Quarter Ended 12/31/2006	% Change 12 months ended 12/31/2006
Acute Care Hospitals
Revenues	7.0%	6.4%
Adjusted Admissions	2.1%	1.6%
Adjusted Patient Days	5.0%	3.2%
Revenue Per Adjusted Admission	4.8%	4.7%
Revenue Per Adjusted Patient Day	1.9%	3.1%

Behavioral Health Hospitals
Revenues	8.2%	8.4%
Adjusted Admissions	4.2%	2.6%
Adjusted Patient Days	1.4%	0.5%
Revenue Per Adjusted Admission	3.8%	5.6%
Revenue Per Adjusted Patient Day	6.7%	7.8%

	Fourth Quarter Ended		Twelve months Ended
UHS Consolidated	12/31/2006	12/31/2005	12/31/2006	12/31/2005
Revenues	$1,065,881	$967,175	$4,191,300	$3,935,480
EBITDA (1)	106,550	96,444	440,725	443,874
EBITDA Margin (1)	10.0%	10.0%	10.5%	11.3%

Cash Flow From Operations	(80,781)	68,983	169,239	425,426
Days Sales Outstanding	51	48	51	47
Capital Expenditures	108,132	70,069	341,140	241,412

Debt		—	823,301	$642,845
Shareholders Equity		—	1,402,464	$1,205,098
Debt / Total Capitalization		—	37.0%	34.8%
Debt / EBITDA (2)		—	1.87	1.45
Debt / Cash From Operations (2)		—	4.86	1.51

Acute Care EBITDAR Margin (3) (4)	12.1%	12.1%	13.5%	13.8%
Behavioral Health EBITDAR Margin (3) (4)	22.6%	18.7%	23.3%	22.8%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation and minority interest
(4)	Excluding discontinued operations

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE THREE MONTHS ENDED

DECEMBER 31, 2006

AS REPORTED:

	ACUTE (1) (2)			BEHAVIORAL HEALTH
	12/31/06	12/31/05	% change	12/31/06	12/31/05	% change
Hospitals owned and leased	24	26	-7.7%	79	72	9.7%
Average licensed beds	5,139	5,557	-7.5%	6,927	5,996	15.5%
Patient days	275,664	261,720	5.3%	469,340	441,347	6.3%
Average daily census	2,996.3	2,844.8	5.3%	5,101.5	4,797.3	6.3%
Occupancy-licensed beds	58.3%	51.2%	13.9%	73.6%	80.0%	-7.9%
Admissions	62,055	60,628	2.4%	27,211	25,931	4.9%
Length of stay	4.4	4.3	2.9%	17.2	17.0	1.3%

Inpatient revenue	$1,910,457	$1,707,385	11.9%	$418,770	$389,872	7.4%
Outpatient revenue	729,711	661,321	10.3%	51,848	47,732	8.6%
Total patient revenue	2,640,168	2,368,706	11.5%	470,618	437,604	7.5%
Other revenue	12,859	12,635	1.8%	8,115	8,096	0.2%
Gross hospital revenue	2,653,027	2,381,341	11.4%	478,733	445,700	7.4%

Total deductions	1,870,180	1,658,437	12.8%	217,182	212,278	2.3%

Net hospital revenue	$782,847	$722,904	8.3%	$261,551	$233,422	12.1%

SAME FACILITY:

	ACUTE (1) (3)			BEHAVIORAL HEALTH (4)
	12/31/06	12/31/05	% change	12/31/06	12/31/05	% change
Hospitals owned and leased	23	23	0.0%	69	69	0.0%
Average licensed beds	5,139	5,012	2.5%	6,193	5,920	4.6%
Patient days	275,650	261,731	5.3%	442,621	436,310	1.4%
Average daily census	2,996.2	2,844.9	5.3%	4,811.1	4,742.5	1.4%
Occupancy-licensed beds	58.3%	56.8%	2.7%	77.7%	80.1%	-3.0%
Admissions	62,055	60,628	2.4%	26,475	25,521	3.7%
Length of stay	4.4	4.3	2.9%	16.7	17.1	-2.2%

(1)	Does not include hospitals located in France or discontinued operations.
(2)	Does not include discontinued operations. Licensed beds from our Acute care hospitals located in New Orleans are excluded in 2006.
(3)	Discontinued operations and our three acute care hospitals located in New Orleans are excluded in current and prior years.
(4)	Academy at Canyon Creek, Ascent, Boulder Creek, Casa de Lago, Cedar Ridge RTC & Hospital,Lincoln Trail, NorthStar RTC, Northwest Academy,Spring Mountain Sahara, Tennessee Valley, Tuscoloosa Juv. Det., Triple L. Group Homes are excluded in current and prior year. King George School is included in both current and prior years from September 1st through YTD. The Keystone facilities are included in both current and prior years from October 1st through YTD. Wyaoming Behavioral is included in both current and prior years from November 1st through YTD and Center for Change is included in both current and prior years from December 1st through YTD.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE TWELVE MONTHS ENDED

DECEMBER 31, 2006

AS REPORTED:

	ACUTE (1) (2)			BEHAVIORAL HEALTH
	12/31/06	12/31/05	% change	12/31/06	12/31/05	% change
Hospitals owned and leased	24	26	-7.7%	79	72	9.7%
Average licensed beds	5,139	5,554	-7.5%	6,607	4,849	36.3%
Patient days	1,095,375	1,138,936	-3.8%	1,855,306	1,446,260	28.3%
Average daily census	3,001.0	3,120.4	-3.8%	5,083.0	3,962.4	28.3%
Occupancy-licensed beds	58.4%	56.2%	3.9%	76.9%	81.7%	-5.9%
Admissions	246,429	254,522	-3.2%	111,490	102,683	8.6%
Length of stay	4.4	4.5	-0.7%	16.6	14.1	18.1%

Inpatient revenue	$7,518,157	$7,246,246	3.8%	$1,663,509	$1,397,256	19.1%
Outpatient revenue	2,876,867	2,778,036	3.6%	206,453	192,824	7.1%
Total patient revenue	10,395,024	10,024,282	3.7%	1,869,962	1,590,080	17.6%
Other revenue	51,549	52,485	-1.8%	32,207	31,897	1.0%
Gross hospital revenue	10,446,573	10,076,767	3.7%	1,902,169	1,621,977	17.3%

Total deductions	7,340,190	7,002,638	4.8%	873,202	804,537	8.5%

Net hospital revenue	$3,106,383	$3,074,129	1.0%	$1,028,967	$817,440	25.9%

SAME FACILITY:

	ACUTE (1) (3)			BEHAVIORAL HEALTH (4)
	12/31/06	12/31/05	% change	12/31/06	12/31/05	% change
Hospitals owned and leased	23	23	0.0%	69	69	0.0%
Average licensed beds	5,070	5,009	1.2%	4,925	4,827	2.0%
Patient days	1,095,329	1,062,077	3.1%	1,464,964	1,441,093	1.7%
Average daily census	3,000.9	2,909.8	3.1%	4,013.6	3,948.2	1.7%
Occupancy-licensed beds	59.2%	58.1%	1.9%	81.5%	81.8%	-0.4%
Admissions	246,429	242,363	1.7%	106,099	102,273	3.7%
Length of stay	4.4	4.4	1.4%	13.8	14.1	-2.0%

(1)	Does not include hospitals located in France or discontinued operations.
(2)	Does not include discontinued operations. Licensed beds from our Acute care hospitals located in New Orleans are excluded in 2006.
(3)	Discontinued operations and our three acute care hospitals located in New Orleans are excluded in current and prior years.
(4)	Academy at Canyon Creek, Ascent, Boulder Creek, Casa de Lago, Cedar Ridge RTC & Hospital, Lincoln Trail, NorthStar RTC, Northwest Academy, Spring Mountain Sahara, Tennessee Valley, Tuscoloosa Juv. Det., Triple L. Group Homes are excluded in current and prior year. King George School is included in both current and prior years from September 1st through YTD.

The Keystone facilities are included in both current and prior years from October 1st through YTD.

Wyaoming Behavioral is included in both current and prior years from November 1st through YTD and Center for Change is included in both current and prior years from December 1st through YTD.